Exhibit 99.1

Contact:

Investors & Financial Media:	Media:
Mitch Gellman	Elaine Marshall
(949) 260-8328	(949) 260-8219
ir@simpletech.com	emarshall@simpletech.com

SIMPLETECH LOWERS GUIDANCE FOR THE FOURTH QUARTER OF 2005

SANTA ANA, Calif., December 6, 2005 — SimpleTech, Inc. (Nasdaq: STEC), a designer, manufacturer and marketer of custom and open-standard memory and storage solutions based on Flash memory, DRAM and hard disk drive technologies, today announced that it is revising its net revenue guidance for the fourth quarter of 2005 to a range of $60 million to $63 million from its earlier guidance of approximately $70 million. The revision is due primarily to a decrease in the company’s OEM DRAM business related to the server sector. The company also currently expects that its diluted earnings per share for the fourth quarter of 2005 to be lower than its previous guidance.

About SimpleTech, Inc. (Nasdaq: STEC)

SimpleTech, Inc. designs, manufactures and markets custom and open-standard memory and storage solutions based on Flash memory, DRAM and hard disk drive technologies. Headquartered in Santa Ana, California, the company offers a comprehensive line of over 2,500 products and specializes in developing high-density memory modules, memory cards and storage drives. For information about SimpleTech, Inc., and to subscribe to the company’s “Email Alert” service, please visit our web site at www.simpletech.com, click “Investor” and then Email Alert.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning our revised revenue and diluted earnings per share guidance for the fourth quarter of 2005. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by SimpleTech, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: changes in demand from certain customer segments, the cost of raw materials may fluctuate widely in the future, delays in the qualification process of our products with customers, slower than expected expansion of our international business, the impact of the implementation in 2006 of new accounting rules related to the expensing of stock options, we may not realize the anticipated benefits of our recent acquisition of Memtech SSD, Corp., excess availability of DRAM or Flash memory could reduce component pricing resulting in lower average selling prices and gross profit, DRAM or Flash memory supply may tighten requiring suppliers to place their customers, including us, on limited component allocation, effects of seasonality, interruptions or delays at the semiconductor manufacturing facilities that supply products to us, higher than expected operating expenses, new and changing technologies limiting the applications of our products, our inability to become more competitive in new and existing markets, our backlog may not result in future revenue, our inability to maintain and increase market share, difficulty competing in sectors characterized by aggressive pricing and low margins, higher than anticipated product returns, inventory write-downs, price protection and rebate charges, and new customer and supplier relationships may not be implemented successfully. The information contained in this press release is a statement of SimpleTech’s present intention, belief or expectation. SimpleTech may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in SimpleTech’s assumptions or otherwise. SimpleTech undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.